Exhibit 10.2
AMENDMENT TO CREDIT SLEEVE AND REIMBURSEMENT AGREEMENT
THIS AMENDMENT NO. 2 TO CREDIT SLEEVE AND REIMBURSEMENT AGREEMENT (this “Amendment”) dated as of April 22, 2008, is entered into among Reliant Energy Power Supply, LLC (“REPS”), the Other Reliant Retail Obligors parties thereto, Merrill Lynch Commodities, Inc. (“Sleeve Provider”), and Merrill Lynch & Co., Inc. (“ML Guarantee Provider”).
PRELIMINARY STATEMENTS
A. Reference is made to that certain Amended and Restated Credit Sleeve and Reimbursement Agreement dated as of September 24, 2006, as amended and restated as of August 1, 2007, by and among REPS, the Other Reliant Retail Obligors parties thereto, the Sleeve Provider, and ML Guarantee Provider (as amended, restated, supplemented or modified, the “CSRA”), the defined terms of which are used herein unless otherwise defined herein.
B. The parties hereto have agreed to amend the CSRA as set forth herein.
NOW, THEREFORE, the parties to this Amendment hereby agree as follows:
SECTION 1. Amendment.
Section 1.1 Section 1.01 of the CSRA is amended by amending in its entirety the following defined term:
“Level I Violation”, “Level II Violation” or “Level III Violation” means a violation relating to the Risk Management Policy, described as such in Schedule 1.01(a), with respect to Approved Markets.”
Section 1.2 Section 6.03(a) of the CSRA is amended in its entirety to read as follows:
“(a) after any Responsible Officer’s obtaining knowledge of (i) the occurrence of any Default with respect to a Reliant Event of Default and the intended actions of the Reliant Retail Obligors with respect thereto and (ii) any Level 3 Violation under, and as defined in, the Risk Management Policy with respect to Approved Markets (as opposed to a Level III Violation as defined herein);”
Section 1.3 Section 6.13(a) of the CSRA is amended in its entirety to read as follows:
“(a) The Reliant Retail Obligors shall maintain in effect the Risk Management Policy with respect to Approved Markets. The Reliant Retail Obligors may waive the Risk Management Policy with respect to Approved Markets with respect to individual actions, provided that any such waiver of the Risk Management Policy in respect of a particular action requiring the approval of the Chief Risk Officer, the Chief Executive Officer or the Board of Directors or any committee thereof shall require prior written approval of the Sleeve Provider, which shall not be unreasonably withheld or delayed, and shall be responded to in any event within three Business Days. The Reliant Retail Obligors may amend or otherwise modify in general the Risk Management Policy with respect to Approved Markets, provided that REPS shall promptly provide to the Sleeve Provider copies of final requests for such general amendments or modifications to the Risk Management Policy promptly after providing such final requests to senior management, and before becoming effective such amendments or modifications shall be approved by the Sleeve Provider, which approval shall not be unreasonably withheld or delayed, and shall be responded to in any event within three Business Days. For the avoidance of doubt, nothing in this Section 6.13 is intended to restrict the ability of the Reliant Retail Obligors to waive, amend, or otherwise modify the Risk Management Policy in its discretion with respect to markets other than Approved Markets.”
Section 1.4 Section 6.13(b)(i) of the CSRA is amended by inserting the phrase “with respect to Approved Markets” immediately after the phrase “Risk Management Policy” in the second line thereof.

SECTION 2. Representations and Warranties. Each of REPS and each Other Reliant Retail Obligor hereby represents and warrants to each of the other parties hereto that this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.
SECTION 3. Conditions Precedent. This Amendment shall become effective on the first Business Day on which REPS has received counterpart signature pages of this Amendment, executed by each of the parties hereto (the “Effective Date”).
SECTION 4. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same document. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or by electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
SECTION 6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
[signatures follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.

RELIANT ENERGY POWER SUPPLY, LLC
By:	/s/ Lloyd A. Whittington
Lloyd A. Whittington
Vice President and Treasurer

OTHER RELIANT RETAIL OBLIGORS RERH HOLDINGS, LLC
By:	/s/ Lloyd A. Whittington
Lloyd A. Whittington
Assistant Treasurer

RELIANT ENERGY RETAIL HOLDINGS, LLC
By:	/s/ Lloyd A. Whittington
Lloyd A. Whittington
Assistant Treasurer

RELIANT ENERGY RETAIL SERVICES, LLC
By:	/s/ Lloyd A. Whittington
Lloyd A. Whittington
Vice President and Treasurer

RE RETAIL RECEIVABLES, LLC
By:	/s/ Lloyd A. Whittington
Lloyd A. Whittington
Assistant Treasurer

RELIANT ENERGY SOLUTIONS EAST, LLC
By:	/s/ Lloyd A. Whittington
Lloyd A. Whittington
Vice President and Treasurer

MERRILL PARTIES MERRILL LYNCH COMMODITIES, INC., as Sleeve Provider
By:	/s/ Dennis Albrecht
	Name:	Dennis Albrecht
	Title:	Chief Operating Officer

MERRILL LYNCH & CO., INC., as ML Guarantee Provider
By:	/s/ Marlene Debel
	Name:	Marlene Debel
	Title:	Assistant Treasurer